EXHIBIT 99.1

Expro and Frank’s Complete Merger, Creating a New Full-Cycle Energy Services Leader

Expro to Begin Trading on NYSE Under Symbol “XPRO” on October 4, 2021

HOUSTON – October 1, 2021 – Expro Group, an international energy services company with market leadership in well access and well flow optimization, today announced it has completed its previously announced merger with Frank’s International N.V. (NYSE: FI), a global oil services company offering a broad range of highly engineered drilling and completions solutions and services.

The combined company has assumed the Expro Group Holdings N.V. name and will begin trading on the New York Stock Exchange on October 4, 2021 under the ticker symbol “XPRO.” In connection with the close of the transaction, Frank’s common stock ceased trading on the New York Stock Exchange under the ticker symbol “FI” as of the close of trading on October 1, 2021.

“This is an exciting day for Expro and Frank’s as we bring our companies together to create a new global leader with the breadth of capabilities and expertise across the well lifecycle to better support customers,” said Mike Jardon, Chief Executive Officer of Expro. “I would like to thank everyone at Expro and Frank’s for their great work in completing the transaction, planning for a successful integration, and positioning the combined company for long-term success. This is where the talented teams come together and we look forward to continuing to deliver cost-effective, innovative technologies and solutions, and best-in-class safety and service quality performance to our customers, all while advancing our commitment to creating a more sustainable business and lower carbon future. With our broad portfolio of services and solutions, enhanced scale, global operating footprint and strong, debt-free balance sheet, Expro is well positioned for an expected industry recovery and is well positioned to deliver compelling value for shareholders.”

Expro presents an attractive investment opportunity due to its:

•	Leading position in large addressable markets, balanced business mix and global operating footprint;

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Ability to deliver cost-effective, innovative solutions to an expanded customer base and enhance relationships with key International Oil Companies, National Oil Companies, Independent operators and service partners;

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Material exposure to an expected increase in production enhancement activity and an opportunity to capture significant cost and revenue synergies, which collectively provide scope for near-term revenue momentum, margin expansion and increased cash flow;

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Robust technology portfolio and innovation pipeline to capitalize on the digital transformation, facilitate the energy transition, and deliver on the promise of a lower carbon future, including through the company’s commitment to achieve a 50% reduction in carbon intensity by 2030, and net zero CO2e emissions by 2050;

•	Strong financial profile, which reduces risk and increases strategic flexibility, including the ability to selectively participate in smart, synergies-focused consolidation; and

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Dedication to governance best practices, with all Board Committees comprising only independent directors, with no dual class shares, poison pill or supermajority provisions, as well as a commitment to regular Board refreshment and diversity.

Proven Leadership Team

Expro is governed by an experienced Board of Directors led by Mike Kearney as Board Chairman. Mr. Kearney is the former Chairman, President and CEO of Frank’s. Also serving on Expro’s nine-member Board is Mike Jardon, Expro CEO, and a diverse group of leaders with significant expertise and experience, including:

•	Eitan Arbeter, Portfolio Manager and Partner, Oak Hill Advisors;

•	Robert Drummond, President and CEO, NexTier Oilfield Solutions;

•	D. Keith Mosing, former Chairman, President and CEO of Frank’s;

•	Alan Schrager, Portfolio Manager and Partner, Oak Hill Advisors;

•	Lisa L. Troe, Co-Founder and Senior Managing Director of Athena Advisors LLC and former Pacific Region Chief Enforcement Accountant of the U.S. Securities and Exchange Commission;

•	Brian Truelove, former Senior Vice President of Hess Corporation and Royal Dutch Shell plc; and

•	Eileen G. Whelley, Founder of EGW Advisors and former Chief Human Resources Officer of XL Group.

The Company also has a proven management team led by Mr. Jardon as Chief Executive Officer. Other members of the executive management team include:

•	Quinn Fanning, Chief Financial Officer;

•	Alistair Geddes, Chief Operating Officer;

•	Steve Russell, Chief Technology Officer;

•	John McAlister, General Counsel;

•	Karen David-Green, Chief Communications, Stakeholder and Sustainability Officer;

•	Natalie Questell, Senior Vice President, Human Resources;

•	Nigel Lakey, Senior Vice President, Portfolio Advancement; and

•	Keith Palmer, Primary Integration Lead.

ABOUT EXPRO

Working for clients across the entire well life cycle, Expro is a leading provider of energy services, offering cost-effective, innovative solutions and best-in-class safety and service quality. The company’s extensive portfolio of capabilities spans well construction, well flow management, subsea well access, and well integrity and intervention.

Founded in 1938, Expro has more than 6,500 employees and provides services and solutions to leading exploration and production companies in both onshore and offshore environments in approximately 60 countries with over 100 locations.

For more information, please visit: expro.com and connect with Expro on Twitter @ExproGroup and LinkedIn @Expro.

Forward-Looking Statements and Disclaimer

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this release include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks and uncertainties include the outcome and results of the integration process associated with the Company’s recent merger, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry, global or national health concerns, including health epidemics, including COVID-19 and any variants thereof, the possibility of a swift and material decline in global crude oil demand and crude oil prices for an uncertain period of time, the length of time it will take for the United States and the rest of the world to slow the spread of the COVID-19 virus to the point where applicable authorities are comfortable easing current restrictions on various commercial and economic activities, future actions of foreign oil producers such as Saudi Arabia and Russia, the timing, pace and extent of an economic recovery in the United States and elsewhere, the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations, and other guidance. Such assumptions, risks and uncertainties also include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and the Company’s proxy statement/prospectus dated August 5, 2021, in each case filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

Expro Contact:

Investors:

Karen David-Green

+1 281-994-1056

Media:

Hannah Rumbles

+44 1224-796729